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                                                                EXHIBIT 5

            [VENEBLE, BAETJER, HOWARD & CIVILETTI, LLP LETTERHEAD]


                                March 12, 1997



MHM Services, Inc.
8000 Towers Crescent Drive
Suite 810
Vienna, VA  22182

     Re:  Registration on Form S-3

Gentlemen:

     We have acted as counsel for MHM Services, Inc., a Delaware corporation (the "Company") in connection with a registration statement on Form S-3 (No. 333-1750) of the Company filed with the Securities and Exchange Commission (the "Commission") on February 28, 1996 (as amended from time to time, the "Registration Statement"),pertaining to the registration of 330,000 shares of common stock of the Company (the "Shares") for sale by certain holders thereof.

     In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Certificate of Incorporation and By-laws of the Company, as amended and as currently in effect; (iii) the Registration Rights Agreement dated November 18, 1993 and amendment number one thereto, dated October 12, 1995 and correspondence in connection with a proposed second amendment to that Agreement; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the other transactions contemplated by the Registration Statement; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.



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MHM Services, Inc.
March 6, 1997
Page 2




     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when sold, will be legally issued, fully paid and nonassessable.

     We are members of the Bar of the District of Columbia. We do not express any opinion herein as to matters governed by the laws of any jurisdiction other than the District of Columbia, the corporate law of the state of Delaware and the federal laws of the United States of America. This opinion does not extend to the securities or "blue sky" laws of the District of Columbia, Delaware or any other state.

     The foregoing opinions are predicated upon and qualified by the following:

     (a) This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters.

     (b) The statements made and opinions rendered herein are based upon and limited by the laws (including statutes, regulations, orders, decisions and agency statements of policy) as in effect as of the date hereof and our knowledge of the facts relevant to such opinions on such date. We assume no obligation to update the opinions set forth herein.

     (c) Except as agreed by us in writing in advance (i) the opinions expressed herein are solely for the benefit of the addressee hereof and may be relied upon solely by such addressee for the purposes for which this letter is furnished and (ii) no portion of this letter or any portion hereof may be reproduced or distributed to any person.

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MHM Services, Inc.
March 6, 1997
Page 3



     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that forms a part thereof.

                                             Very truly yours,

                                             VENABLE, BAETJER, HOWARD &
                                                  CIVILETTI, LLP